Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

Southern National Bancorp of Virginia, Inc.

Charlottesville, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 16, 2006, relating to the consolidated financial statements of Southern National Bancorp of Virginia, Inc. as of December 31, 2005 and for the period from inception (April 14, 2005) through December 31, 2005, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
Richmond, Virginia
August 10, 2006